Exhibit 99.1

VIASPACE ENGAGES INSTITUTIONAL INVESTOR RELATIONS COUNSEL

PASADENA, CA —January 8, 2007 — VIASPACE Inc. (OTCBB: VSPC), a company dedicated to commercializing proven technologies from NASA and the US Department of Defense, announced today that it has engaged Maurizio Vecchione of Synthetica LLC as its Institutional Investor Relations Counsel. Mr. Vecchione’s career spans 27 years as both a scientist and a high technology entrepreneur. As a physicist, he was a pioneer of remote sensing and computer graphics, and was a researcher at CERN working on the early development of the Internet. As an entrepreneur he founded 5 companies for which he has created significant shareholder value. Most notably he co-founded computer graphics and rendering leader Modacad, which later became Styleclick, which had an initial public offering on NASDAQ in 1996 and was eventually sold to InterActive Corp. (then USA Networks), for approximately $500 million. He currently serves as General Partner of Synthetica, a management consultant focusing on high growth technology companies, and of Synthetica Holdings, a private equity fund focusing on spin-outs of research institutions. He was previously an advisor to VIASPACE under Synthetica’s prior strategic planning assignment with the Company.

Commenting on the appointment, Vecchione said, “Over the last 20 years I have had the opportunity to work in close partnership with Wall Street institutions. I believe that VIASPACE, leveraging the patents and technologies derived from the Jet Propulsion Laboratory and operating in high-growth markets such as fuel-cells and defense, has very compelling prospects. I look forward to helping the Company build an institutional shareholder base that complements the Company’s execution of its growth strategy.”

VIASPACE CEO, Dr. Carl Kukkonen, said, “Communications with current and potential shareholders is extremely important for our company. We are working on important energy and security products, and our goal is to communicate effectively with existing and potential investors. We strive to have a balance between individual and institutional investors. Mr. Vecchione will focus on institutional investors to build a following that we hope will provide both increased shareholder value and also increased liquidity.”

VIASPACE has two main subsidiaries, Direct Methanol Fuel Cell Corporation, which is developing disposable fuel cartridges for notebook computers, cell phones and other portable electronic devices expected to be powered by fuel cells, and VIASPACE Security Inc. which focuses on maritime/container security, surveillance and automated threat detection. VIASPACE Security Inc. has a contract from L3 Communications in the area of container security, and has recently announced a teaming agreement with Raytheon on security and surveillance. Direct Methanol Fuel Cell Corporation has previously announced cartridge manufacturing agreements with Nypro in the US, SEED Corp. in Japan and with Elentec, SMC and Hyun Won in Korea.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
—
This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.